W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY ANNOUNCES MERGER WITH AFFILIATE OF BAIN CAPITAL APPROVED BY SHAREHOLDERS

* Merger anticipated to close on or about September 30, 2005

* 3.75% Convertible Subordinated Notes to become convertible

Greenville, WI, September 12, 2005--School Specialty, Inc. (NASDAQ:SCHS), the leading education company providing supplemental learning products to the preK-12 market, today announced that the Merger agreement providing for the acquisition of School Specialty by an affiliate of Bain Capital Partners, LLC was approved at the special meeting of shareholders held earlier today. Approximately 20,080,703 shares, or 88% of the total number of shares of common stock outstanding and 98% of shares casting a vote, voted to approve the Merger agreement. School Specialty anticipates that the transactions contemplated by the Merger agreement, including the Merger, will be consummated and the Merger will be effective on or about September 30, 2005.

Effect of Merger on Convertible Subordinated Notes

Holders of School Specialty's 3.75% Convertible Subordinated Notes due 2023 may surrender such notes for conversion any time from September 13, 2005 until 15 days after the actual effective time of the Merger. Following the closing of the Merger, notes properly surrendered for conversion will be converted into an amount of cash equal to $1,225 per $1,000 principal amount of notes surrendered.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments. Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty and each of our brands visit http://www.schoolspecialty.com.

About Bain Capital

Bain Capital (www.baincapital.com) is a global private investment firm that manages several pools of capital including private equity, high-yield assets, mezzanine capital, venture capital and public equity with more than $26 billion in assets under management. Since its inception in 1984, affiliates of Bain Capital have made private equity investments and add-on acquisitions in over 230 companies around the world including such leading education industry companies as Houghton Mifflin, The Learning Company, Jostens Learning and Bright Horizons. Headquartered in Boston, Bain Capital has offices in New York, London and Munich.

School Specialty, Inc.

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About Thomas H. Lee Partners

Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $12 billion of committed capital, including its most recent fund, the $6.1 billion Thomas H. Lee Equity Fund V. Notable transactions sponsored by the firm include: Axis Capital Holdings, Endurance Specialty Insurance, Fisher Scientific International, General Nutrition Centers, Houghton Mifflin, Michael Foods, Nortek, ProSiebenSat.1, Rayovac, Refco Group, Simmons Company, Snapple Beverage, Transwestern Publishing, Warner Chilcott, and Warner Music Group.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about future results of operations, expectations, plans or prospects, including statements regarding completion of the transactions contemplated by the Merger Agreement, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets," and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements. School Specialty may not be able to complete the transactions contemplated by the Merger Agreement on the terms described above or other acceptable terms or at all because of a number of factors, including the failure of the Buyer to obtain financing, the failure to receive necessary regulatory approvals, the failure to satisfy other closing conditions or the factors described in School Specialty's other filings with the Securities and Exchange Commission, including Exhibit 99.2 to School Specialty's Annual Report on Form 10-K for the fiscal year ended April 30, 2005, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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